Exhibit (a) (3)

                           Form Of Withdrawal Letter


                                    EXHIBIT 2

                           NORTEL NETWORKS CORPORATION
                                  WITHDRAWAL OF
                   PREVIOUSLY TENDERED OPTIONS PURSUANT TO THE
                      OFFER TO EXCHANGE DATED JUNE 20, 2001

                         THE WITHDRAWAL RIGHTS EXPIRE AT
                   11:59 P.M., EASTERN DAYLIGHT SAVINGS TIME,
                                ON JULY 23, 2001,
                          UNLESS THE OFFER IS EXTENDED

To: Nortel Networks Corporation
    Attention: Stock Option Administration-
    Option Exchange Program
     c/o William M. Mercer Limited
    70 University Avenue, P.O. Box 5
    Toronto, Ontario, Canada M5J 2M4
    telephone:   North America: 1-877-667-8352
                 International: +1-416-868-2360
    facsimile:   North America: 1-800-529-7101
                 Local: 416-865-4906
                 International: +1-416-865-4906


       Delivery of this withdrawal letter by regular external mail to an address other than as set forth above or transmission via facsimile to a number other than as set forth above or transmission via e-mail or any form of interoffice mail will not constitute a valid delivery.

         Pursuant to the terms and subject to the conditions of the Offer to Exchange dated June 20, 2001, my acceptance letter and this withdrawal letter, I hereby withdraw the tender of all of my eligible options that I previously tendered pursuant to the offer to exchange and my acceptance letter.

To Nortel Networks Corporation:

         Upon the terms and subject to the conditions set forth in the Offer to Exchange dated June 20, 2001 (the "Offer to Exchange") and my Acceptance Letter,
dated       , 2001 (the "Acceptance Letter" which, together with the Offer to Exchange, as they may be amended from time to time, constitutes the "Offer"), I tendered to Nortel Networks Corporation, a Canadian corporation (the "Company"), all of my options to purchase common shares of Nortel Networks Corporation (the "Common Shares") that were granted to me on or after November 12, 1999 under the Nortel Networks Corporation 1986 Stock Option Plan as Amended and Restated or the Nortel Networks Corporation 2000 Stock Option Plan that were outstanding on the Expiration Date (as defined below) (my "Tendered Options") in exchange for "New Options." Pursuant to the terms and subject to the conditions of the Offer, I understand that I can withdraw the tender of my Tendered Options prior to 11:59 p.m., eastern daylight savings time, on July 23, 2001, unless the Company has extended the period of time the Offer will remain open (the "Expiration Date"). In addition, unless the Company accepts my Tendered Options before 11:59 p.m., eastern daylight savings time, on August 16, 2001, I understand that I may withdraw my Tendered Options at any time after August 16, 2001. Accordingly, under the terms and subject to the conditions set forth in the Offer and this Withdrawal Letter (this "Withdrawal Letter"), I, the undersigned, hereby withdraw the tender of all my Tendered Options.

         I understand and acknowledge that:

         (1) I may not rescind my withdrawal and the Tendered Options that I hereby withdraw will be deemed not properly tendered for purposes of the Offer unless I re-tender those options prior to the Expiration Date by following the procedures described in Section 3 of the Offer to Exchange.

         (2) I must withdraw all of my Tendered Options; I may not withdraw only a portion of my Tendered Options. Upon withdrawal of my Tendered Options, I understand that all such options shall remain outstanding pursuant to their original terms and conditions, including their exercise prices and vesting schedule.

         (3) Neither the Company nor any other person is obligated to give notice of any defects or irregularities in any withdrawal letter, nor will anyone incur any liability for failure to give any such notice. The Company will determine, in its discretion, all questions as to the form and validity, including time of receipt, of withdrawal letters. Our determination of these matters will be final and binding.

         (4) All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. As stated above, this withdrawal may not be rescinded.

         (5) I agree to all of the terms and conditions of the Offer and this withdrawal letter.

         This letter must be completed and signed in the same name that appears on the Acceptance Letter previously submitted by the eligible employee who tendered the Tendered Options. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer's full title must be specified and proper evidence of the authority of such person to act in such capacity must be submitted with this letter.

         Important: To withdraw the tender of tendered options, the signed signature page of this withdrawal letter (or a facsimile copy thereof) must be received by the Company on or prior to the expiration date. A properly signed paper copy of the signature page of this letter must be delivered by regular external mail or facsimile. Delivery by e-mail or any form of interoffice mail will not be accepted. The method by which the signed signature page is delivered is at the employee's option and risk, and the delivery will be deemed made only when actually received by the Company. If the signed signature page of this letter is delivered by regular external mail, the Company recommends that registered mail with return receipt requested be used. In all cases, sufficient time should be allowed to ensure timely delivery.

                                  SIGNATURE OF OWNER


                                  X
                                    -----------------------------
                                    (Signature of Holder or Authorized
                                    Signatory)


                                    Capacity:
                                             -------------------------

                                    Date:                              , 2001
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                                    Print Name:
                                               -----------------------

                                    Address:
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                                    Telephone No.
                                       (with area code):
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                                    Email Address:
                                                  --------------------

                                    Global I.D. No.:
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Withdrawal Letter